Exhibit 10.19

FIRST AMENDMENT
TO
AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”), is made and entered into effective as of the 8th day of December, 2010 (the “Effective Date”), by and among Ecosphere Energy Services, LLC, a Delaware limited liability company (“Holdings”), EES Operating, LLC, a Delaware limited liability company (“EES,” and together with Holdings, the “Borrowers”), and Clean Water Partners, LLC, a Delaware limited liability company (the “Holder.

WHEREAS, Holdings, EES and the Holder have previously entered into that certain Amended and Restated Credit Agreement, dated as of July 15, 2009 (as amended, supplemented or otherwise modified prior to the date hereof, the “Agreement”); and

WHEREAS, the Borrowers and the Holder have agreed to amend the Agreement and to amend and restate the New Note (as defined herein), subject to the terms and conditions of this Amendment and the New Note.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, the parties agree as follows:

1.           Defined Terms. Terms used but not defined herein shall have the meanings assigned to them in the Agreement.

2.           Amendments.

(a)           That certain Amended and Restated Replacement Secured Note, dated November 1, 2009, in the stated original principal amount of $1,111,095.89, by the Borrowers in favor of the Holder (the “2010 Note”), shall be amended and restated in the form attached hereto as Exhibit A (the “New Note”) and shall constitute a “Note” and a “Loan Document” for all purposes under the Agreement, as such terms are defined in the Agreement.

(b)           Effective on and as of the Effective Date, the definition of “Loan Documents” set forth in Section 1 of the Agreement shall be amended and restated to read in its entirety as follows:

“Loan Documents” means this Agreement, the Notes (as defined in Section 2 below) and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, together with any amendments, modifications, revisions or supplements to any of the foregoing.”

(c)           Effective on and as of the Effective Date, Section 4 of the Agreement shall be amended by adding new subsection (t) to read in its entirety as follows:

“(t)           Not less than ten (10) days prior to each regular quarterly meeting of the Board of Managers of Holdings, but in any event no later than thirty (30) days following the end of each calendar quarter, Holdings shall provide the Holder with bank statements for all of Holdings’ and EES’ accounts and a general ledger of Holdings and EES for the preceding quarter.”

(d)           Effective on and as of the Effective Date, Section 4 of the Agreement shall be amended by adding new subsection (u) to read in its entirety as follows:

“(u)           Within thirty (30) days following the end of each calendar month, Holdings shall provide the Holder with (i) a consolidated and consolidating balance sheet for Holdings as of the end of the preceding calendar month, (ii) a statement of operations budget for Holdings (on a consolidated basis) to actual comparison for the preceding calendar month and year to date, (iii) a consolidated and consolidating statement of operations for Holdings for the preceding calendar month, (iv) a consolidated and consolidating statement of cash flows for Holdings for the preceding calendar month, and (v) a list of equipment of Holdings and EES as of the end of the preceding calendar month.”

(e)           Effective on and as of the Effective Date, Section 4 of the Agreement shall be amended by adding new subsection (w) to read in its entirety as follows:

“(w)           On or before December 1, 2012, Borrowers shall pay to the Holder an aggregate amount of One Hundred Thirty Six Thousand Six Hundred Seventy-Five and 95/100 ($136,675.95).”

(f)           Effective on and as of the Effective Date, Section 11 of the Agreement shall be amended by adding a new subsection (a) as set forth below and by renumbering the existing subsections as subsections (b) through (e).

“11.           Rights and Remedies upon Default.

(a)           Upon the occurrence of an Event of Default, the Holder may proceed to protect and enforce the rights of the Holder against the Borrowers pursuant to the terms of the Loan Documents and applicable law, including but not limited to the following:

(i)           The Holder may declare all outstanding principal of and accrued and unpaid interest on either Note or both Notes immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by each Borrower;

(ii)           The Holder may reduce any claim to judgment; or

(iii)           The Holder may exercise any and all rights and remedies afforded by the laws of the States of Florida, by equity, or otherwise.”

(g)           Effective on and as of the Effective Date, Schedule B to the Agreement shall be amended and restated to read in its entirety as set forth on Exhibit B attached hereto.

3.           Note Balances.  The parties hereby agree and acknowledge that as of the Effective Date:

(a)           after giving effect to the payment of the amounts set forth in Section 4(c) below, the outstanding principal balance under the New Note is $524,772.85 and the accrued and unpaid interest under the New Note is $0; and

(b)           the outstanding principal balance under that certain Replacement Secured Note, dated July 1, 2009 in the stated original principal amount of $2,000,000, by the Borrowers in favor of the Holder (the “2009 Note”) is $2,000,000 and the accrued and unpaid interest (which is not yet payable as of the Effective Date) under the 2009 Note is $5,260.27.

4.           Conditions.  This Amendment shall be effective as of the Effective Date once each of the following have been satisfied:

(a)           this Amendment shall have been executed by each of Holdings and EES and delivered to the Holder;

(b)           the New Note shall have been executed by each Borrower in favor the Holder and delivered to Holder;

(c)           a payment of $298,153.85 shall have been made by the Borrowers to Holder to be applied to the New Note, first to accrued interest in the amount of $47,127.92 and the remaining $251,025.93 to principal;

(d)           bank statements and a general ledger from inception through October 31, 2010, and a balance sheet as of October 31, 2010 shall have been delivered to Holder;

(e)           this Amendment shall have been executed by Holder and delivered to Holdings; and

(f)           the cancelled 2010 Note shall have been delivered to Holdings in exchange for the New Note.

5.           Representations and Warranties.  Each Borrower represents and warrants to the Holder that (a) it possesses all requisite power and authority to execute, deliver and comply with the terms of this Amendment, (b) this Amendment has been duly authorized and approved by all requisite corporate or limited liability company, as applicable, action on the part of such Borrower, (c) no other consent of any person, governmental authority, or entity (other than the Holder) is required for this Amendment to be effective, (d) the execution and delivery of this Amendment does not violate its organizational documents, and (e) the representations and warranties in each Loan Document to which it is a party are true and correct in all material respects on and as of the date of this Amendment as though made on the date of this Amendment (except to the extent that such representations and warranties speak to a specific date or as modified by this Amendment).  The representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment.  No investigation by Lender is required for Lender to rely on the representations and warranties in this Amendment.

6.           Existing Agreements.  The parties hereto agree and acknowledge that (a) all loans and other indebtedness, obligations and liabilities outstanding under the Existing Agreements and the Loan Documents on such date shall, from such date forward, constitute a Loan, obligation and liability under the Agreement, as amended, (b) the execution and delivery of this Amendment, the New Note or any of the Loan Documents hereunder shall not constitute a novation, refinancing or any other fundamental change in the relationship among the parties, (c) neither this Amendment nor the New Note shall in any way release or impair the rights, duties, Obligations or Liens created pursuant to the Existing Agreements and the Loan Documents or affect the relative priorities thereof, in each case to the extent in force and effect thereunder as of the date hereof, and (d) the Loan and other indebtedness, obligations and liabilities outstanding hereunder, to the extent outstanding under the Existing Agreements and the Loan Documents immediately prior to the date hereof, shall constitute the same loans and other indebtedness, obligations and liabilities as were outstanding under the Existing Agreements and the Loan Documents and shall not be deemed to be paid, released, discharged or otherwise satisfied by the execution of this Amendment, but shall be outstanding under this Agreement only from the date hereof forward.

7.           Reaffirmation.  Each Borrower hereby (a) confirms that each Loan Document in effect on the date hereof, to which it is a party or is otherwise bound and all Collateral encumbered thereby, will continue to secure to the fullest extent possible in accordance with the Loan Documents, the payment and performance of all Obligations under the Agreement, as amended hereby, and the obligations under the Loan Documents, as amended hereby, as the case may be, and (b) reaffirms and ratifies its grant to the Holder of a continuing Lien on and security interest in and to all of its right, title and interest in, to and under all Collateral as collateral security for the prompt payment and performance in full when due of the Obligations under the Agreement, as amended hereby (whether at stated maturity, by acceleration or otherwise) in accordance with the terms thereof.

        8.           Waiver.  The Borrowers have requested and the Holder has agreed to waive all events of default under the Existing Agreements, the Loan Documents or the Notes as they existed immediately prior to the time that this Amendment became effective (including any Events of Default under the Agreement).  Accordingly, the Holder waives all events of default as they existed under the Existing Agreements, the Loan Documents or the Notes immediately prior to the time that this Amendment became effective, but the waiver herein shall not be deemed to be a waiver of any representation, covenant, obligation, condition, default or event of default under any Loan Document or Note on or after the effective time of this Amendment. Except as specifically amended or waived herein, all provisions of the Agreement and the Loan Documents remain in full force and effect.

        9.           Counterparts.  This Amendment may be signed in counterparts which shall constitute one agreement.  It shall not be necessary for both parties to sign the same counterpart.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first written above.

ECOSPHERE ENERGY SERVICES, LLC

By: _________________________
__________________,
______________ of Ecosphere Technologies, Inc.,
Managing Member

EES OPERATING, LLC

By: _________________________
__________________,
Manager

CLEAN WATER PARTNERS, LLC

By: _________________________
_____________, __________

EXHIBIT A

NEW NOTE

EXHIBIT B

“SCHEDULE B

Principal Place of Business of Holdings and EES:

3515 S.E. Lionel Terrace, Stuart, FL 34997

Serial #3500-001: Newfield well site outside McAlister, OK, except that the  53” Fontaine trailer is located at 3515 S.E. Lionel Terrace, Stuart, FL 34997.

Serial #3500-002: Newfield well site outside McAlister, OK, except that the I, 53” Fontaine trailer is located at the operations office and yard facility of Holdings in Conway, AR.

Serial #3500-003: 3515 S.E. Lionel Terrace, Stuart, FL 34997, except that the I, 53” Fontaine trailer, serial #49750 is located at the Newfield well site outside McAlister, OK.”